Exhibit 10.1

SCHEDULE NO. 2 DATED AS OF DECEMBER 28, 2004, TO

LOCALIZATION SERVICES, LICENSING AND CONTENT PROGRAMMING AGREEMENT
BETWEEN
AMERICA ONLINE, INC. (“AOL”) AND AMERICA ONLINE LATIN AMERICA, INC.(“AOLA”)
DATED AS OF SEPTEMBER 2, 2004 (the “Agreement”)

SCOPE OF WORK

1. Detailed description of project to be accomplished by AOLA:

AOLA will create and program in the Spanish language areas for the Liguilla Apertura 2004 playoffs and the Mexican Soccer League 2005, as more specifically set forth in Section 2 below.

2. Deliverables and documentation to be produced by Consultant:

a.	Liguilla Apertura 2004 Playoffs. AOLA will create and program the Futbol Mexicano 2004 Playoffs area (the “2004 Playoffs Area”) as follows, subject to the formatting and design requirements set forth on Exhibit A attached hereto and subject to the site map attached hereto as Exhibit B. All content shall be subject to AOL’s prior approval.

1)	14 games played by the 8 best teams of Mexico Soccer Tournament to include background information about the various teams, TV schedules and team rankings.

2)	To-The-Minute Updated Content to include an interactive page that will reflect live, game-day play-by-play scores and field positions, updated through December 23, 2004.

3)	AOLA shall incorporate AOL products and functionality as appropriate, including without limitation links to AOL Community and Alerts & Expressions. AOLA shall program and send an appropriate alert or reminder to any member who opts-in for such alert/reminder.

4)	Content for Community debate and Member Interaction, including but not limited to polls, no less frequently than weekly, that will link to relevant content (e.g., playoff coverage).

5)	Quiniela, an interactive feature that allows members to predict which teams will win, and how much they will score.

b.	Mexican Soccer League, 2005. AOLA will create and program the Futbol Mexicano 2005 area (the “Soccer 2005 Area”), subject to the formatting and design requirements set forth on Exhibit A attached hereto and AOL’s prior approval:

1)	Full year coverage of the Mexican Soccer league in 2005 including all regular season and playoff games (the Liguilla 2005), specifically including the following:

2)	Stats, posted no later than 15 minutes after each game, to include final game results, remaining schedule, overall team standings, group standings, best scorers, best defense, best offense and dropdowns;

3)	18 Team Home Pages that provide game schedules, team roster info, team ranking, stadium photos and soccer songs, group standings, team schedules and team info;

4)	Interactive/Sticky Content including cheerleader voting gallery, weekly game gallery, team news and Player of the week polls;

5)	Quiniela, an interactive feature that allows members to predict which teams will win, and how much they will score, including weekly vote, weekly cheat sheet, previous results, top 10 ranking and the member’s ranking;

3. Time for Performance/Delivery:

AOLA shall submit the final design and functioning pages for each of the 2004 Playoffs Area and the Soccer 2005 Area to AOL for testing and approval no less than seven (7) days prior to the launch of each area.

a.	2004 Playoffs Area will launch on November 24, 2004, and be live from November 24, 2004 through December 31, 2004.

b.	The Soccer 2005 Area will launch on January 10, 2005, and be live from January 10, 2005 through December 31, 2005

4. Acceptance testing criteria for each Deliverable:

Applicable as described below    Not Applicable    XX

5. Payments:

(a) Fee

AOL will pay AOLA $10,000 for the 2004 Playoffs Area.

AOL will pay AOLA $65,000 for the Soccer 2005 Area

(b) Payment Schedule

(i) AOL shall pay AOLA $10,000 on or before January 31, 2005. The Parties acknowledge and agree that the 2004 Playoffs Area was completed and delivered as scheduled.

(ii) AOL shall pay AOLA $65,000 in twelve (12) equal monthly installments of $5,416.66 within thirty (30) days after receipt of AOLA’s monthly invoice. The first such invoice shall be delivered to AOL no earlier than January 1, 2005.

(c) Maximum Dollar Amount

The maximum dollar amount payable to Consultant for all fees and expenses under this Schedule: $ 75,000.

6.	Consultant Project Manager:Name: Alejandro Gomez

Fax #: 52-55-5284-6896
7.	AOL Project Manager:	Name: Luz Long
Fax #: 703-265-6104

8. Term of this Schedule: November 22, 2004 – December 31, 2005

9. Additional Terms and Conditions:

9.1	Licensing of Content. AOLA shall be solely responsible for obtaining all necessary licenses for the content to be included within the 2004 Playoffs Area and the Soccer 2005 Area.

9.2	Modifications; Removal of Content. AOLA shall participate in regular conference call meetings with AOL staff to ensure that any issues regarding the content delivered under this Schedule No. 2 are resolved promptly. AOL shall have the right to require changes to any page(s) delivered under this Schedule No. 2, and AOLA shall make all such changes within five (5) business days after receipt of AOL’s request for such changes. In addition, AOL shall have the right to direct AOLA to remove content or modify programming in the event that AOL reasonably believes the content is unacceptable for the AOL audience. AOLA must remove and/or modify such objectionable content within twenty-four (24) hours after receipt of such request.

9.3	Hosting. AOLA shall host all pages provided under this Schedule No. 2, under the following domain name: <http://aolsvc.aol.com/latino/futbolmexicano> or under such other domain name as shall be necessary for AOL to receive primary credit for the traffic to all such pages from all third party measurement services.

9.4	Reporting: AOLA will provide AOL with reporting (via ASPP and URC) on a monthly basis. Such reports will detail impressions, click-throughs and page-views as well as usage of Alerts and Reminders and Quiniela and Poll Results. AOLA shall ensure that Omniture tags are coded on all pages provided under this Schedule No. 2.

AMERICA ONLINE, INC.	CONSULTANT

By: /s/ K. L. Turner	By: /s/ W. Travis Good

Print Name: Kenn Turner	Print Name: W. Travis Good

Title: SVP—Multicultural Marketing	Title: V.P.-Technology and Operations

Date: January 3, 2005	Date: January 3, 2005

EXHIBIT A
FORMAT AND DESIGN REQUIREMENTS

AOLA shall ensure that the 2004 Playoffs Area and the Soccer 2005 Area meet the following format and design requirements:

1. All pages shall be programmed in HTML.

6) All pages shall include the AOL Latino header/footer as provided by AOL.

7) All pages shall include the following advertising tags:
a. Main Page will have a 728x90 banner across top; and

b.	All other pages will have a 728x90 across the top and a 160x600 down the right side.

8) All links will be in a contrasting color.

9) Bullets will NOT be underlined.

10)	AOLA will use formal language (e.g., “Chequea, revisa, mira”) and shall not use informal language (e.g., “Checa, checar”).

11)	Expresiones items (wallpaper, icons) shall not have “KW: Wallpapers” displayed anywhere.

12)	Each page will include links to AOL Latino message boards and chats, and AOL Latino Deportes.

13)	Pages shall NOT contain links to the AOL Mexico service outside of the 2004 Playoffs Area or Soccer 2005 Area, as applicable.

14)	TV listings will be localized to US broadcast stations.

Exhibit B
Liguilla Apertura 2004 Playoffs Site Map

Matches
(Quarterfinals, Semifinals & Final)

Fan Zone

Quiniela

Main

Preview
&
Post Match

Live Coverage

Photo Galleries

Editorials, News
&
Feeds

Wallpapers

Expressions

Alerts

Newsletter